Exhibit 10.19

Tenant: BigCommerce, Inc. Premises: Four Points Centre, Suites 2-100, 2-201, 2-210, 2-300 and 1-150

SECOND AMENDMENT TO LEASE

THIS SECOND AMENDMENT TO LEASE (“Amendment”) is made and entered into as of October 4, 2018, by and between G&I VII FOUR POINTS LP, a Delaware limited partnership (“Landlord”), and BIGCOMMERCE, INC., a Texas corporation (“Tenant”).

A. Landlord, as successor-in-interest to New TPG-Four Points, L.P., and Tenant are parties to a Lease (“Original Lease”) dated November 20, 2012, as amended by a First Amendment to Lease (“First Amendment”) dated as of February 5, 2018 (the Original Lease as amended by the First Amendment is referred to herein as the “Current Lease”), for the Premises in the building known as Four Points Centre, Building II, located at 11305 Four Points Drive, Austin, Texas 78726. The Current Lease as amended by this Amendment is referred to herein as the “Lease”.

B. Tenant no longer desires to lease from Landlord, and Landlord no longer desires to lease to Tenant, the Additional Space, and Tenant desires to surrender to Landlord Suite 2-201. In lieu thereof, Tenant desires to lease from Landlord, and Landlord desires to lease to Tenant, certain additional premises in the Building presently known as Suite 2-210 (“Must-Take Space”), consisting of approximately 7,583 rentable square feet of space, as shown on the location plan attached hereto as Exhibit A.

C. Landlord and Tenant wish to amend the Current Lease with respect to the Must-Take Space upon the terms and conditions set forth herein.

NOW, THEREFORE, in consideration of the mutual covenants and agreements contained herein, Landlord and Tenant hereby agree as follows:

1. Incorporation of Recitals; Definitions. The recitals set forth above are hereby incorporated herein by reference as if set forth in full in the body of this Amendment. Capitalized terms used but not otherwise defined in this Amendment have the respective meanings given to them in the Current Lease.

2. Additional Premises. The words “the Additional Premises” in Section 3(e) of the First Amendment are hereby deleted. Clause (iv) in Section 6 of the First Amendment is hereby deleted. Exhibit A-2 attached to the First Amendment is hereby deleted in its entirety and replaced with Exhibit A attached hereto.

3. Suite 2-201; Must-Take Space. Section 4 of the First Amendment is hereby deleted in its entirety and the following is inserted in lieu thereof:

(a) Effective on September 1, 2018 through the day prior to the Must-Take Space Commencement Date (as defined below), the “Premises” shall include Suite 2-201, Tenant’s Pro Rata Share of Operating Expenses shall be recalculated, and Base Rent with respect to Suite 2-201 shall be at the rate of $21.50 per rentable square foot. The Term with respect to Suite 2-201 shall end on the day prior to the Must-Take Space Commencement Date, and Tenant shall vacate and surrender to Landlord Suite 2-201 on or before such date.

(b) The Term for the Must-Take Space commences on the date (“Must-Take Space Commencement Date”) that is the earlier of: (i) the date on which Tenant first occupies all or any portion of the Must-Take Space for the conduct of Tenant’s business (or the conduct of its transferee’s business under a Permitted Transfer) at any time after the Must-Take Space Delivery Date; or (ii) the date that is 120 days after the Must-Take Space Delivery Date. The “Must-Take Space Delivery Date” means the date on which Landlord delivers to Tenant exclusive possession of the Must-Take Space, accompanied by notice of such delivery. Effective on the Must-Take Space Commencement Date, the “Premises” shall include the Must-Take Space, and Tenant’s Pro Rata Share of Operating Expenses shall be recalculated. The Term for the Must-Take Space shall expire on April 30, 2028. Tenant shall not pay any Rent for the Must-Take Space until the earlier of the date when Tenant actually occupies the Must-Take Space or October 1, 2020. Upon the date Tenant actually occupies the Must-Take Space for the conduct of Tenant’s business through September 30, 2020, Tenant shall pay only variable expenses associated with such occupancy (that is, expenses incurred by Landlord solely and directly as a result of Tenant’s actual occupancy of the Must-Take Space, such as utility costs and Tenant’s Pro Rata Share of janitorial expenses with respect to the Must-Take Space) that are otherwise chargeable under the Lease. Commencing on October 1, 2020, Tenant shall pay Base Rent for the Must-Take Space at the rate per rentable square foot as per the rent chart set forth in Section 5(a) below, subject to Section 5(c) below.

(c) If the Must-Take Space Delivery Date does not occur by March 1, 2019 (which date shall be pushed back on a day-for-day basis for each day that delivery is delayed due to a Force Majeure Event or that a pending default remains uncured), Tenant shall be entitled to 1 day of free Base Rent and Tenant’s Pro Rata Share of Operating Expenses with respect to the Must-Take Space for each day of such delay commencing on March 1, 2019 until the Must-Take Space Delivery Date occurs, which credit shall be applied against the Base Rent and Tenant’s Pro Rata Share of Operating Expenses next due and owing. In lieu of but not in addition to the foregoing, if the Must-Take Space Delivery Date does not occur by April 1, 2019 (which date shall be pushed back on a day-for-day basis for each day that delivery is delayed due to a Force Majeure Event or that a pending default remains uncured), Tenant shall be entitled to 1 and 1/2 days of free Base Rent and Tenant’s Pro Rata Share of Operating Expenses with respect to the Must-Take Space for each day of such delay commencing on April 1, 2019 until the Must-Take Space Delivery Date occurs, which credit shall be applied against the Base Rent and Tenant’s Pro Rata Share of Operating Expenses next due and owing. In lieu of but not in addition to the foregoing, if the Must-Take Space Delivery Date does not occur by May 1, 2019 (which date shall be pushed back on a day-for-day basis for each day that delivery is delayed due to a Force Majeure Event or that a pending default remains uncured), Tenant shall be entitled to 2 days of free Base Rent and Tenant’s Pro Rata Share of Operating Expenses with respect to the Must-Take Space for each day of such delay commencing on May 1, 2019 until the Must-Take Space Delivery Date occurs or October 1, 2019, whichever occurs first, which credit shall be applied against the Base Rent and Tenant’s Pro Rata Share of Operating Expenses next due and owing. Landlord shall notify Tenant within 5 business days after the occurrence of a Force Majeure Event for which Landlord intends to assert a delay under this subsection (c). For avoidance of doubt, the parties acknowledge and agree that the continued occupancy of the Must-Take Space by another tenant, or an event resulting in the continued occupancy of the Must-Take Space by another tenant, shall not be considered a Force Majeure Event for purposes of this subsection (c).

(d) By a COLT, Landlord will notify Tenant of the Must-Take Space Commencement Date, the rentable square footage of the Must-Take Space (measured per BOMA standards as set forth in the Current Lease), and all other related matters stated therein. The COLT will be conclusive and binding on Tenant as to all matters set forth therein unless, within 10 days following delivery of a COLT to Tenant, Tenant contests any of the matters contained therein by notifying Landlord in writing of Tenant’s objections.

4. Base Rent. Section 5(c) of the First Amendment is hereby deleted in its entirety and the following is inserted in lieu thereof:

(c) Effective on October 1, 2020, Tenant covenants and agrees to pay to Landlord, without notice, demand, setoff, deduction, or counterclaim, Base Rent with respect to the Must-Take Space during the Term at the rate of $24.78 per rentable square foot, payable in equal monthly installments, subject to the following. The Must-Take Space’s Base Rent rate per rentable square foot shall increase at the rate as per the rent chart set forth in Section 5(a) of this Amendment, following the same rent bumps during the same time periods. For example, on May 1, 2021, Base Rent for the Must-Take Space shall be $25.52 per rentable square foot. There shall be no abatement period for the Must-Take Space. If the Must-Take Space Commencement Date does not occur on the first day of a calendar month, Base Rent during such month shall be prorated based on the number of days in such month.

5. Improvement Allowance. Section 1.8 of Exhibit C of the First Amendment is hereby deleted in its entirety and replaced with the following: “The “Improvement Allowance” means an amount equal to the product of $30.00 multiplied by the rentable square footage of Suite 2-300 (that is, $988,710.00); $50.00 multiplied by the rentable square footage of Suite 2-100 (that is, $1,507,100.00); and $50.00 multiplied by the rentable square footage of the Must-Take Space (that is, $379,150.00), which aggregate product equals $2,874,960.00.”

6. Brokers. Landlord and Tenant each represents and warrants to the other that such representing party has had no dealings, negotiations, or consultations with respect to the Premises or this transaction with any broker or finder other than a Landlord affiliate and HPI Corporate Services (“Broker”). Each party must indemnify, defend, and hold harmless the other from and against any and all liability, cost, and expense (including reasonable attorneys’ fees and court costs), arising out of or from or related to its misrepresentation or breach of warranty under this Section. This Section will survive the expiration or earlier termination of the Term.

7. Effect of Amendment; Ratification. Landlord and Tenant hereby acknowledge and agree that, except as provided in this Amendment, the Current Lease has not been modified, amended, canceled, terminated, released, superseded, or otherwise rendered of no force or effect. The Current Lease is hereby ratified and confirmed by the parties hereto, and every provision, covenant, condition, obligation, right, term, and power contained in and under the Current Lease continues in full force and effect, affected by this Amendment only to the extent of the amendments and modifications set forth herein. In the event of any conflict between the terms and conditions of this Amendment and those of the Current Lease, the terms and conditions of this Amendment control. To the extent permitted by applicable law, Landlord and Tenant hereby waive trial by jury in any action, proceeding, or counterclaim brought by either against the other on any matter arising out of or in any way connected with the Lease, the relationship of Landlord and Tenant, or Tenant’s use or occupancy of the Building, any claim or injury or damage, or any emergency or other statutory remedy with respect thereto.

8. Representations. Each of Landlord and Tenant represents and warrants to the other that the individual executing this Amendment on such party’s behalf is authorized to do so. Tenant hereby represents and warrants to Landlord that there are no defaults by Landlord or Tenant under the Current Lease, nor any event that with the giving of notice or the passage of time, or both, will constitute a default under the Current Lease.

9. Counterparts; Electronic Transmittal. This Amendment may be executed in any number of counterparts, each of which when taken together will be deemed to be one and the same instrument. The parties acknowledge and agree that notwithstanding any law or presumption to the contrary, the exchange of copies of this Amendment and signature pages by electronic transmission will constitute effective execution and delivery of this Amendment for all purposes, and signatures of the parties hereto transmitted and/or produced electronically will be deemed to be their original signature for all purposes.

10. OFAC. Each party hereto represents and warrants to the other that such party is not a party with whom the other is prohibited from doing business pursuant to the regulations of the Office of Foreign Assets Control (“OFAC”) of the U.S. Department of the Treasury, including those parties named on OFAC’s Specially Designated Nationals and Blocked Persons List. Each party hereto is currently in compliance with, and must at all times during the Term remain in compliance with, the regulations of OFAC and any other governmental requirement relating thereto. Each party hereto must defend, indemnify, and hold harmless the other from and against any and all claims, damages, losses, risks, liabilities and expenses (including reasonable attorneys’ fees and costs) incurred by the other to the extent arising from or related to any breach of the foregoing certifications. The foregoing indemnity obligations will survive the expiration or earlier termination of the Lease.

[SIGNATURES ON FOLLOWING PAGE]

IN WITNESS WHEREOF, Landlord and Tenant have duly executed this Amendment as of the date first-above written.

LANDLORD:
G&I VII FOUR POINTS LP

By: G&I VII Four Points GP LLC, its general partner

	By:	G&I VII Austin Office LLC, its sole member

By: BDN Austin Properties LLC, its operating manager

		By:	/s/ Suzanne Stumpf
		Name:	Suzanne Stumpf
		Title:	VP, Asset Management
		Date:	10/4/2018

TENANT:
BIGCOMMERCE, INC.

By:	/s/ Robert Alvarez
Name:	Robert Alvarez
Title:	CFO / COO
Date:	10/4/2018

EXHIBIT A

LOCATION PLAN OF MUST-TAKE SPACE (NOT TO SCALE)

A-1